Exhibit 99.1

USA Compression Partners, LP to Transfer Stock
Exchange Listing to Texas Stock Exchange

Trading ticker to remain unchanged

DALLAS, Texas, September 10, 2026 – USA Compression Partners, LP (NYSE: USAC) (the “Partnership” or “USA Compression”) today announced it will transfer the listing of its common units from the New York Stock Exchange (NYSE) to the Texas Stock Exchange (TXSE). USA Compression expects its units to begin trading on the TXSE on October 5, 2026, under the current ticker symbol “USAC”. No action is required by USA Compression’s unitholders in connection with the transfer.

The move aligns USA Compression’s Texas-based legacy with TXSE’s technology-driven platform, creating opportunities to enhance value and support USA Compression’s continued growth.

ABOUT USA COMPRESSION PARTNERS, LP

USA Compression is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of USA Compression, and a variety of risks that could cause results to differ materially from those expected by management of USA Compression. USA Compression undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Contact:
USA Compression Partners, LP
Mitchell Freer
Sr. Director, Finance
ir@usacompression.com

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